Exhibit 5.1

Prof. Joseph Gross*
Gene Kleinhendler*
David Hodak
Amir Halevy
Eytan Greenberg
Arye Danziger
Richard J. Mann*
Esther Koren Dalal^
Aya Yoffe
Rona Bergman Naveh
Heather A. Stone**
Yaron Herman
Dr. Samuel Borenstein
Aviv Avidan-Shalit
Michael Ginsburg
Ofer Hanoh
Daniel Gamulka*
Perry Wildes*
Moshe Ernst
Nitzan Hirsch-Falk
Hili Cohen
Natali Jacobs*
Sarit Leviathan (Sagi)
Einat Meisel***
Michal Lavee Machlav
Etai Shay
Ofer Dekel
Craig Rubin****
Adva Bitan
Dana Jasovich-Gordon
Lilach Geva Harel
Idit Zeelon Rozen
Udi Alfassi
Eyal Bar-Zvi
Eran Gluksman^
Shmuel Fleger
Ofer Karmon
Eyal Shani
Assaf Tuval
Itay Frishman*
Yifat Fogel
Shachar Agmon
Tal Krzypow
Sarah Weiss Maudi*
Ohad Motsan
Moshe Ganot
Yaron Eli
Dotan Bar-Natan*
Nadav Lederman
Natalie Biton
Adi Barkan-Stern
Seffi Kaminitz
Renana Dolev Harel
Roy Engel*

Tamar Ben-David -
Special Counsel
Prof. Zohar Goshen -
Special Counsel

Additional Bar Memberships
* New York
**  New Jersey
***  California & Illinois
**** New York & New Jersey

^  Also a C.P.A. (Isr.)

Tel Aviv, December 8, 2005
Our ref: 10734/2001

To the Board of Directors
Scopus Video Networks Ltd.
10 Ha’amal St., Park Afek
Rosh Ha’ayin, 48092
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Scopus Video Networks Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Company's Registration Statement on Form F-1 (the “Registration Statement”). The Registration Statement relates to the registration of the offer and sale under the Securities Act of 1933, as amended (the “1933 Act”) of Ordinary Shares, par value NIS 1.40 each, of the Company (the “Ordinary Shares”). As described in the Registration Statement, the Company intends to issue and sell up to 5,175,000 Ordinary Shares, including Ordinary Shares that may be sold pursuant to an over-allotment option granted to the underwriters.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

In connection with the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the corporate power to enter into and perform all obligations thereunder, the legal capacity of all individual signatories, and the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in such documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

One Azrieli Center, Tel-Aviv 67021, Israel Tel: 972-3-607-4444, Fax: 972-3-607-4422 law@gkh-law.com · www.gkhlaw.com

Based on the foregoing, subject to the qualifications stated herein, and assuming the Board of Directors approves the price at which the Ordinary Shares are sold, we are of the opinion that:

The Ordinary Shares to be issued and sold by the Company, as contemplated by the Prospectus included in the Registration Statement, are duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting Agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”) and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” contained in the Prospectus. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder. We are attorneys admitted to practice in the State of Israel and we do not express any opinion on the law of any jurisdiction other than the laws of the State of Israel.

Very truly yours,

/S/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.